EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Trustees
The Rockland Funds Trust:

We consent to the use of our report, incorporated by reference herein, and to the references to our Firm under the headings “Financial Statements” and “Financial Highlights” in the Prospectus.

/s/ KPMG LLP

Chicago, Illinois
January 7, 2010